Exhibit 99.1

FOR IMMEDIATE RELEASE

UPHEALTH ANNOUNCES SECOND QUARTER FISCAL 2021 FINANCIAL RESULTS

Second quarter GAAP revenue of $31.9 million

Pro forma revenue of $39.2 million, up 28% sequentially

Gross margin of 36.4%

Pro forma Adjusted EBITDA of $2.3 million

DELRAY BEACH, Florida – August 12, 2021 – UpHealth, Inc. (“UpHealth” or the “Company”) (NYSE: UPH), a global digital health company delivering technology platforms, infrastructure, and services to modernize care delivery and health management, today announced financial results for the second quarter ended June 30, 2021.

“The second quarter was an exciting one for us, being our first quarter as a public company after successful completion of combination with the GigCapital2, Inc.,” said Dr. Ramesh Balakrishnan, Chief Executive Officer at UpHealth. “We were very pleased with our performance; we exceeded revenue estimates and met our targets for adjusted EBITDA. We completed business combinations, and made good progress with integration across our business units to launch UpHealth as a unified healthcare platform with a unique and comprehensive suite of technologies, infrastructure, and services. With this foundation in place, we are well-positioned to deliver innovative solutions across the care continuum for healthcare providers, health plans, counties, and governments to modernize healthcare globally. We create digitally enabled and connected care communities that address the whole person needs of individuals in a coordinated, collaborative, and integrated manner. These communities enable new models of care that reshape healthcare as it should be with dramatically improved access, quality, costs, and outcomes. Our goal is to deploy and connect these communities worldwide, and we have great opportunities for long-term and sustained growth.”

All amounts are expressed in U.S. dollars and results are reported in accordance with U.S. GAAP, except where specifically noted. Due to the timing of the business combinations, there are no comparable operating results for the second quarter of 2020.

Second Quarter 2021 Results (GAAP)

Revenues for the second quarter were $31.9 million with a gross margin of 36.4%. GAAP results reflect operations of the Company’s segments for the period after completion of mergers and acquisitions:

•	Integrated Care Management, the largest segment, generated $11.3 million of revenues (or 35% of total revenues) for the full three-month period of the quarter, with a gross margin of 40.9%;

•	Global Telehealth generated $7.0 million of revenues (or 22% of total revenues) for a partial period, with a gross margin of 37.8%;

•	Behavioral Health generated $8.3 million of revenues (or 26% of total revenues) for the full three-month period of the quarter, with gross margin of 28.4; and

•	Digital Pharmacy generated $5.3 million of revenues (or 17% of total revenues) for the partial period, with a gross margin of 37.4%.

Due to the timing of the various business combinations, there are no Q2 2020 GAAP revenues for UpHealth for comparison.

Second quarter net loss, which includes one-time acquisition-related expenses of $32.6 million, was $32.8 million.

Adjusted EBITDA for the second quarter was $2.1 million.

Second Quarter 2021 Results (Pro Forma)

On a pro forma basis, revenues for the second quarter were $39.2 million, an increase of 28% over pro forma revenues for the first quarter of 2021, with a gross margin of 36.4%.

Pro forma results report on operations of the segments for the full three-months of the quarter, assuming that mergers and acquisitions were completed prior to the beginning of the quarter:

•	Integrated Care Management was not affected by pro forma adjustments, and generated $11.3 million of revenue (or 29% of total pro forma revenues for the quarter), with a gross margin of 40.9%;

•	Global Telehealth was the largest segment and generated $12.4 million of pro forma revenues (or 32% of total pro forma revenues for the quarter), with a gross margin of 36.7%;

•	Behavioral Health was also not affected by pro forma adjustments, and generated $8.3 million of revenues (or 21% of total pro formal revenues for the quarter), with a gross margin of 28.4%; and

•	Digital Pharmacy generated $7.2 million of pro forma revenues (or 18% of total pro forma revenues for the quarter), with a gross margin of 38.0%.

UpHealth’s pro forma gross margin was 36.4% in the second quarter and was impacted by product mix in Integrated Care Management with the extension of a contract that the Company anticipates will generate rising margins over time.

Pro forma Adjusted EBITDA was $2.3 million.

Please refer to the discussion and tables below under “Non-GAAP Financial Information”.

Balance Sheet and Cash Flow

At June 30, 2021, UpHealth had total assets of $898 million, including $99 million of cash, cash equivalents, and restricted cash, and total debt of $208 million. During the first six months of 2021, cash used in operating activities was $37 million, largely due to the net loss of $36 million (which includes one-time acquisition-related expenses of $35 million), while investing activities provided $4 million of cash, primarily driven by net cash acquired in acquisition of businesses.

Key Business Highlights

•

The number of lives on UpHealth’s Integrated Care Management platform grew to 6.8 million, with 132 organizations participating in connected, digitally enabled care communities. The platform will support the largest publicly operated health plan to deploy new models of care that are part of California’s CalAIM initiative;

•

UpHealth extended use of its Integrated Care Management platform with a partnership in the European Union to modernize public health infrastructure with a first phase focused on Covid-19 tests, vaccines, analytics, and alerts to support reopening of travel and business;

•

Utilization of UpHealth’s telehealth platform in the US increased from 8.0 million minutes in the first half of 2020 to 11.4 million minutes in the first half of 2021, a growth of 42.5%. The platform is now deployed in over 2,000 healthcare venues in the United States;

•	The population served by digital clinics internationally increased from 4.5 million in Q2 of 2020 to 15.5 million in Q2 of 2021, a growth of over 240%; and

•

UpHealth introduced a revolutionary new digital hospital in the international market to extend the capabilities of its digital clinics. The first of these hospitals will be deployed in the second half of the year.

Financial Outlook

The Company will continue to accelerate growth in the second half of the year with the deployment of additional capital to meet increasing demand, and is on track to meet its 2021 pro forma financial projections.

Conference Call

Management will host a conference call to discuss the Company’s second quarter of 2021 results at 5:00 p.m. ET today, August 12, 2021. The call can be accessed live over the telephone by dialing (844) 200-6205, passcode 213641, from the U.S. or international callers can dial (646) 904-5544, passcode 213641. There will also be a simultaneous, live webcast available on the Investor Relations section of the Company’s web site at https://investors.uphealthinc.com/events-and-presentations/default.aspx or directly here. The webcast will be archived for approximately 30 days.

About UpHealth Inc.

UpHealth is a global digital health company with operations in over ten countries. UpHealth delivers digital-first technology, infrastructure, and services to dramatically improve how we deliver care and manage health for individuals and populations. The Company’s clients include governments, health plans, healthcare providers, and community-based organizations. UpHealth enables its clients to improve access, enhance quality, and achieve better outcomes more cost effectively with digital health infrastructure, interoperability tools, advanced analytics and coordinated workflows, connecting, and expanding the care continuum to create digitally enabled care communities serving patients wherever they are, whenever they need it, and in any language they speak.

Join us in the dialogue to improve healthcare at the #HealthcareReshaped hashtag on Twitter, LinkedIn, Facebook and Instagram.

For more information on UpHealth, please visit https://uphealthinc.com and follow us at @UphealthInc on Twitter, @uphealth-inc on LinkedIn and @uphealthinc on Instagram.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding product offerings of UpHealth, reception of its product by customers, and its expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future revenues and the business plans of its management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of UpHealth in light of their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on UpHealth as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting UpHealth will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the mix of services utilized by UpHealth’s customers and such customers’ needs for these services, market acceptance of new service offerings, the ability of UpHealth to expand what it does for existing customers as well as to add new customers, that UpHealth will have sufficient capital to operate as anticipated, and the impact that the novel coronavirus and the illness, Covid-19, that it causes, as well as government responses to deal with the spread of this virus and the reopening of economies that have been closed as part of these responses, may have on UpHealth’s operations, the demand for UpHealth’s products, global supply chains and economic activity in general. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Reed Anderson

ICR

646-277-1260

reed.anderson@icrinc.com

Source: UpHealth, Inc.

UPHEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts, unaudited)

	June 30, 2021	December 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$98,116	$1,839
Restricted cash	586	531
Accounts receivable, net	40,636	6,703
Inventories	3,208	117
Due from related parties	13	—
Prepaid expenses and other current assets	7,060	3,501

Total current assets	149,619	12,691

Property and equipment, net	55,154	151
Intangible assets, net	123,463	27,782
Goodwill	567,952	164,194
Equity method investments	—	57,214
Deferred tax assets	—	335
Other assets	1,865	23

Total assets	$898,053	$262,390

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$8,232	$2,680
Accrued expenses	33,764	8,482
Deferred revenue	6,572	397
Due to related party	57	70
Income taxes payable	902	673
Related-party long-term debt, current	670	39
Long-term debt, current	49,487	22,531
Derivative liability, current	38,598	—
Forward share purchase liability	17,123	—
Other current liabilities	1,048	—

Total current liabilities	156,453	34,872

Related-party long-term debt, noncurrent	—	381
Long-term debt, noncurrent	96,131	345
Deferred tax liabilities	24,582	6,071
Warrant liabilities, noncurrent	772	—
Derivative liability, noncurrent	23,225	—
Other long-term liabilities	2,773	—

Total liabilities	303,936	41,669

Stockholders’ Equity:
Common stock	12	1
Additional paid-in capital	620,455	222,907
Accumulated deficit	(37,920)	(2,187)
Accumulated other comprehensive loss	(3,478)	—

Total UpHealth, Inc., stockholders’ equity	579,069	220,721

Noncontrolling interests	15,048	—

Total stockholders’ equity	594,117	220,721

Total liabilities and stockholders’ equity	$898,053	$262,390

UPHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2021
Revenue
Services	$14,773	$—	$22,911	$—
Licenses and subscriptions	9,145	—	12,803	—
Products	7,964	—	8,984	—

Total revenue	31,882	—	44,698	—

Cost of goods and services
Services	9,381	—	14,102	—
License and subscriptions	6,173	—	6,670	—
Products	4,727	—	5,644	—

Total cost of goods and services	20,281	—	26,416	—

Gross margin	11,601	—	18,282	—
Operating expenses
Sales and marketing	1,695	—	2,580	—
Research and development	872	—	2,630	—
General and administrative	8,974	336	12,254	539
Depreciation and amortization	2,966	—	3,870	—
Acquisition-related expenses	32,646	—	35,339	—

Total operating expenses	47,153	336	56,673	539

Loss from operations	(35,552)	(336)	(38,391)	(539)
Other income (expense)
Interest expense	(4,870)	—	(5,581)	—
Gain on consolidation of equity method investment	—	—	640	—
Gain on fair value of warrant liabilities	1,074	—	1,074	—
Gain on extinguishment of debt	151	—	151	—
Other expense, net, including interest income	(258)	—	(221)	—

Total other expense	(3,903)	—	(3,937)	—

Loss before income tax benefit	(39,455)	(336)	(42,328)	(539)
Income tax benefit	6,647	—	7,053	—

Net loss before loss from equity method investment	(32,808)	(336)	(35,275)	(539)
Loss from equity method investment	—	—	(561)	—

Net loss	(32,808)	(336)	(35,836)	(539)
Less: net loss attributable to noncontrolling interests	(24)	—	(102)	—

Net loss attributable to UpHealth, Inc.	$(32,784)	$(336)	$(35,734)	$(539)

Net loss per share attributable to UpHealth, Inc.:
Basic	$(0.35)	$(0.01)	$(0.43)	$(0.01)
Diluted	$(0.35)	$(0.01)	$(0.43)	$(0.01)

Weighted average shares outstanding:
Basic	94,170	50,050	83,585	50,050
Diluted	94,170	50,050	83,585	50,050

UPHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Six Months Ended June 30,
	2021	2021
Operating activities:
Net loss	$(35,836)	$(539)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,353	—
Amortization of debt issuance costs and discount on convertible debt	1,913	—
Gain on extinguishment of debt	(151)	—
Loss from equity method investment	561	—
Gain on consolidation of equity method investment	(640)	—
Loss on fair value of warrant liabilities	(1,074)	—
Loss on disposal of property and equipment	78	—
Deferred income taxes	(7,262)	—
Other	(271)	—
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(21,000)	—
Inventories	(80)	—
Prepaid expenses and other current assets	5	—
Accounts payable and accrued expenses	15,592	539
Income taxes payable	200	—
Deferred revenue	5,877	—
Proceeds from Provider Relief Funds	506
Due to (from) related parties	28
Other current liabilities	(27)	—

Net cash used in operating activities	(37,228)	—

Investing activities:
Purchases of property and equipment	(669)	—
Due to (from) related parties	265	—
Net cash acquired in acquisition of businesses	4,263	—

Net cash provided by investing activities	3,859	—

Financing activities:
Proceeds from merger and recapitalization transaction	83,435	—
Proceeds from convertible debt	164,500	—
Repayment of debt	(17,333)	—
Payments of debt issuance costs	(8,100)	—
Payments of seller notes	(88,056)	—
Distribution of noncontrolling interests	(100)	—
Payments of capital lease obligations	(275)	—
Payments of amount due to member	(4,270)	—

Net cash provided by financing activities	129,801	—

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(99)	—

Net increase (decrease) in cash, cash equivalents, and restricted cash	96,333	—
Cash, cash equivalents, and restricted cash, beginning of period	2,369	—

Cash, cash equivalents, and restricted cash, end of period	$98,702	$—

Non-GAAP Financial Information

This press release includes financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). To supplement UpHealth’s condensed consolidated financial statements presented in accordance with GAAP, UpHealth presents investors with non-GAAP financial measures, including pro forma revenue, pro forma gross margin, and adjusted EBITDA.

•	Pro forma revenue consists of GAAP revenue and revenue from UpHealth’s subsidiaries prior to their acquisition.

•	Pro forma gross margin consists of GAAP gross margin and gross margin from UpHealth’s subsidiaries prior to their acquisition.

•

Adjusted EBITDA consists of net income (loss) attributable to UpHealth, Inc., excluding depreciation and amortization, acquisition-related costs, other income (expense), income tax benefit (expense), income (loss) from equity method investment, net income (loss) attributable to noncontrolling interests, and other non-recurring charges to GAAP net income (loss) attributable to UpHealth, Inc. Other non-recurring charges to GAAP net income (loss) attributable to UpHealth, Inc. may include transaction expenses in connection with capital raising transactions (whether debt, equity or equity-linked) and acquisitions, whether or not consummated, purchase price adjustments, the cumulative effect of a change in accounting principles, or other expenses determined to be non-recurring.

UpHealth believes that the presentation of these non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to UpHealth’s financial condition and results of operations. Management believes that the items described above provide an additional measure of UpHealth’s operating results and facilitates comparisons of UpHealth’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present, and future operating performance and as a supplemental means to evaluate UpHealth’s ongoing operations. UpHealth believes that these non-GAAP financial measures are useful to investors in their assessment of UpHealth’s operating performance.

Pro forma revenue, pro forma gross margin and Adjusted EBITDA are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. You should not consider these measures in isolation or as a substitute for analysis of UpHealth’s results as reported under GAAP. UpHealth compensates for these limitations by prominently disclosing GAAP financial measures and providing investors with reconciliations from UpHealth’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

UPHEALTH, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(in thousands, unaudited)

	Three Months Ended June 30, 2021
	GAAP	Adjustments (2)	Pro Forma (3)
Revenue	$31,882	$7,290	$39,172

	Three Months Ended June 30, 2021
	GAAP	Adjustments (2)	Pro Forma (3)
Gross margin	36.4%	36.4%	36.4%

	Three Months Ended June 30, 2021
	GAAP	Adjustments (2)	Pro Forma (3)
GAAP net loss attributable to UpHealth, Inc.	$(32,784)	$(3,394)	$(36,178)
Net loss attributable to noncontrolling interests	(24)	6	(18)

GAAP net loss	(32,808)	(3,388)	(36,196)
Other expense	3,903	(1,180)	2,723
Income tax benefit	(6,647)	—	(6,647)
Loss from equity method investment	—	—	—

GAAP loss from operations	(35,552)	(4,568)	(40,120)
Depreciation and amortization	3,570	892	4,462
Acquisition-related and non-recurring expenses (4)	34,086	3,895	37,981

Adjusted EBITDA	$2,104	$219	$2,323

	Six Months Ended June 30, 2021
	GAAP	Adjustments (2)	Pro Forma (3)
Revenue	$44,698	$25,082	$69,780

	Six Months Ended June 30, 2021
	GAAP	Adjustments (2)	Pro Forma (3)
Gross margin	40.9%	36.9%	39.5%

	Six Months Ended June 30, 2021
	GAAP	Adjustments (2)	Pro Forma (3)
GAAP net loss attributable to UpHealth, Inc.	$(35,735)	$(4,317)	$(40,052)
Net loss attributable to noncontrolling interests	(102)	28	(74)

GAAP net loss	(35,837)	(4,289)	(40,126)
Other expense	3,937	(1,171)	2,766
Income tax benefit	(7,053)	(99)	(7,152)
Loss from equity method investment	561	—	561

GAAP loss from operations	(38,392)	(5,559)	(43,951)
Depreciation and amortization	4,498	2,729	7,227
Acquisition-related and non-recurring expenses (4)	36,780	5,302	42,082

Adjusted EBITDA	$2,886	$2,472	$5,358

(1)	See Non-GAAP Financial Information section for definitions of our non-GAAP financial measures.
(2)	Amounts reflect operating activity of UpHealth and subsidiaries during the period prior to each subsidiary’s’ acquisition date, if acquired during the period.
(3)	Amounts reflect operating activity of UpHealth and subsidiaries during the period, as if acquired at the beginning of the period.
(4)

Acquisition-related and non-recurring expenses consist of acquisition-related expenses from the condensed consolidated statements of operations, as well as other operating expenses considered to be non-recurring during the period.

UPHEALTH, INC.

SEGMENT INFORMATION AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(in thousands, unaudited)

	Three Months Ended June 30, 2021			Six Months Ended June 30, 2021
	GAAP	Adjustments (2)	Pro Forma (3)	GAAP	Adjustments (2)	Pro Forma (3)
Revenue:
Integrated care management (4)	$11,280	$—	$11,280	$17,570	$—	$17,570
Global telehealth (5)	$6,964	$5,394	$12,358	$7,554	$15,603	$23,157
Digital pharmacy (6)	$5,299	$1,896	$7,195	$5,299	$8,920	$14,219
Behavioral health (7)	$8,339	$—	$8,339	$14,275	$559	$14,834

Total	$31,882	$7,290	$39,172	$44,698	$25,082	$69,780

	Three Months Ended June 30, 2021			Six Months Ended June 30, 2021
	GAAP	Adjustments (2)	Pro Forma (3)	GAAP	Adjustments (2)	Pro Forma (3)
Gross Margin
Integrated care management (4)	$4,615	$—	$4,615	$9,722	$—	$9,722
Global telehealth (5)	$2,634	$1,903	$4,537	$2,933	$6,097	$9,030
Digital pharmacy (6)	$1,982	$750	$2,732	$1,982	$3,322	$5,304
Behavioral health (7)	$2,370	$—	$2,370	$3,645	$(165)	$3,480

Total	$11,601	$2,653	$14,254	$18,282	$9,254	$27,536

	Three Months Ended June 30, 2021			Six Months Ended June 30, 2021
	GAAP	Adjustments (2)	Pro Forma (3)	GAAP	Adjustments (2)	Pro Forma (3)
Gross margin %:
Integrated care management (4)	40.9%	n/a	40.9%	55.3%	n/a	55.3%
Global telehealth (5)	37.8%	35.3%	36.7%	38.8%	39.1%	39.0%
Digital pharmacy (6)	37.4%	39.6%	38.0%	37.4%	37.2%	37.3%
Behavioral health (7)	28.4%	n/a	28.4%	25.5%	-29.5%	23.5%
Total	36.4%	36.4%	36.4%	40.9%	36.9%	39.5%

	As of June 30, 2021
	GAAP
Total assets
Integrated care management (4)	$195,975
Global telehealth (5)	$349,237
Digital pharmacy (6)	$184,307
Behavioral health (7)	$83,414
Corporate (8)	$85,120

Total	$898,053

(1)	See Non-GAAP Financial Information section for definitions of our non-GAAP financial measures.

UPHEALTH, INC.

SEGMENT INFORMATION AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(in thousands, unaudited)

(2)	Amounts reflect operating activity of UpHealth and subsidiaries during the period prior to each subsidiary’s’ acquisition date, if acquired during the period.
(3)	Amounts reflect operating activity of UpHealth and subsidiaries during the period, as if acquired at the beginning of the period.

Segment Information

Our business is organized into five reportable segments:

Integrated Care Management—through our Thrasys subsidiary;

Global Telehealth—through our Glocal and Cloudbreak subsidiaries;

Digital Pharmacy—through our Innovations subsidiary;

Behavioral Health—through our BHS and TTC subsidiaries; and

Corporate—through UpHealth and our UpHealth Holdings subsidiary.

The reportable segments are consistent with how management views our services and products and the financial information reviewed by the chief operating decision makers. We manage our businesses as components of an enterprise for which separate information is available and is evaluated regularly by the chief operating decision makers in deciding how to allocate resources and assess performance.

(4)

In the Integrated Care Management segment, we provide our customers with an advanced, comprehensive, and extensible technology platform, marketed under the umbrella “SyntraNetTM” to manage health, quality of care, and costs, especially for individuals with complex medical, behavioral health, and social needs.

(5)

In the Global Telehealth segment, we provide technology and process-based healthcare platforms providing our customers comprehensive primary care, specialty consultations, and translation services, through telemedicine, Digital Dispensaries, and technology-based hospital centers.

(6)

In the Digital Pharmacy segment, we provide custom compounded medications for the unique needs of every patient and prescriber. We are a full-service pharmacy filling prescriptions from our inventory of compounded medications, as well as drugs purchased from manufacturers.

(7)

In the Behavioral Health segment, we provide inpatient and outpatient substance abuse and mental health treatment services for individuals with drug and alcohol addiction and other behavioral health issues. We offer a complete continuum of care from detoxification services, residential care, partial hospitalization programs, and intensive outpatient and outpatient programs.

(8)

In the Corporate segment, we perform executive, administrative, finance, human resources, legal, and information technology services for UpHealth, Inc. and for its subsidiaries, managed in a corporate shared services environment. Since they are not the responsibility of segment operating management, they are not allocated to the operating segments and instead reported within Corporate.